UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 4, 2005

                          FIRST MONTAUK FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)




                         COMMISSION FILE NUMBER: 0-6729

          NEW JERSEY                                        22-1737915
          ----------                                        ----------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                            Parkway 109 Office Center
                             328 Newman Springs Road
                               Red Bank, NJ 07701
              (Address and zip code of principal executive offices)

                                 (732) 842-4700
               (Registrant's telephone number, including area code




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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

     On May 4, 2005,  Ms.  Norma  Doxey,  a member of the Board of  Directors of
First Montauk Financial Corp. since 1988, notified the Board that she was resigning from further service on the Board, effective at the close of business on May 4, 2005. Ms. Doxey's resignation was due to personal reasons and not the result of any disagreement with First Montauk. Ms. Doxey had served on the Board as a Class II Director. In addition, on May 4, 2005, the Board appointed Mr. Victor K. Kurylak to serve as a Class II Director to replace the vacancy created by Ms. Doxey's resignation. Mr. Kurylak is our Chief Executive Officer and President, offices he has held since February 8, 2005 and January 1, 2004, respectively. The terms of Mr. Kurylak's employment with First Montauk is governed by an employment agreement effective as of February 8, 2005, the terms and conditions of which were previously reported by First Montauk on its Current Report on Form 8-K dated February 9, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIRST MONTAUK FINANCIAL CORP.



                                        By: /s/ Victor K. Kurylak
                                           ------------------------------------
                                           Name:  Victor K. Kurylak
                                           Title: Chief Executive Officer
                                           Date:  May 6, 2005